UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 08, 2018

Prosalutis Holdings Inc.
(Exact name of registrant as specified in its charter)

British Columbia	000-54082	N.A. (Canadian Revenue Agency Business Identification Number: 837632058)
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

804-750 West Pender Street, Vancouver, B.C., Canada	V6C 2T7
(address of principal executive offices)	(zip code)

778-654-3221
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

The Company has been informed that the financial statements that have been filed since the audited statements produced for the year ended December 31, 2016, had not been in compliance with the Securities Act of 1934.  The PCOAB had revoked the registration of the prior auditor. As result, the Company is notifying all affected parties that the 10Q’s and 10K’s produced since the and including the December 31, 2016 audit are not in compliance and therefore cannot be relied upon.  It is the Company’s expectation that it will hire a new external accounting firm and auditor to rectify this situation as soon as possible ensuring complete compliance with all future reporting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Prosalutis Holdings Inc.

Dated: February, 08 2018	/s/ Mauricio Gonzales
Mauricio Gonzales
Chief Executive Officer